As filed with the Securities and Exchange Commission on January 25, 2013
Registration No. 333-154677

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Delaware	Raytheon Company	95-1778500
(State of incorporation)	(Exact name of registrant as specified in its charter)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(781) 522-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay B. Stephens, Esq.
Senior Vice President, General Counsel and Secretary
Raytheon Company
870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☒     Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Raytheon Company is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-154677) (the “Registration Statement”) to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Raytheon Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, on the 25th day of January, 2013.

RAYTHEON COMPANY

By:	/s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ William H. Swanson	Chairman and Chief Executive Officer (Principal Executive Officer)	January 25, 2013
William H. Swanson

/s/ David C. Wajsgras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 25, 2013
David C. Wajsgras

/s/ Michael J. Wood	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 25, 2013
Michael J. Wood

Director
James E. Cartwright

*	Director	January 25, 2013
Vernon E. Clark

*	Director	January 25, 2013
John M. Deutch

Director
Stephen J. Hadley

*	Director	January 25, 2013
Frederic M. Poses

*	Director	January 25, 2013
Michael C. Ruettgers

*	Director	January 25, 2013
Ronald L. Skates

*	Director	January 25, 2013
William R. Spivey

*	Director	January 25, 2013
Linda G. Stuntz

* By:	/s/ Jay B. Stephens
Jay B. Stephens
Attorney-in-Fact pursuant to Powers of Attorney previously provided as part of this Registration Statement